UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


            Date of Report (Date of earliest reported): June 11, 2003



                                 ROLLTECH, INC.
               (Exact name of registrant as specified in charter)



             Nevada                 000-27189              98-0230423
  (State or other jurisdiction     (Commission           (IRS Employer
        of incorporation)          File Number)        Identification No.)



     35 - 148th Ave. SE, Suite 9, Bellevue, WA                98007
         (Address of principal executive offices)          (Zip Code)



        Registrant's telephone number, including area code (206) 353-8528

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

On June 11, 2003, the Company's affiliate shareholders, Michael Scheglov and Taly Keren (the "Sellers") and Thor Capital Group, Inc. (the "Buyer"), entered into a Stock Purchase Agreement (the "Agreement"). The Agreement provides for Buyer to acquire 4,510,000 shares of the Company's outstanding common stock held by the Sellers (the "Transaction") in exchange for One Hundred and Thirty-Seven Thousand and Five Hundred Dollars (US$137,500), $25,500 of which was paid directly to the Sellers, and the remaining $112,000 was paid into the Company by the Buyer in satisfaction of all shareholder loans owed to the Sellers. Additionally, pursuant to an Option Termination Agreement dated June 10, 2003, the Sellers also agreed to terminate the Seller's options to acquire an aggregate of up to 400,000 shares of the Company's outstanding common stock at a price of USD$0.51 per share with expiry in March 2007.

On  June  13,  2003,  the  Company  filed  an  information statement pursuant to
Schedule 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, with the Securities and Exchange Commission disclosing the above proposed transaction that would result in a change of control upon closing of the transaction.

Pursuant to the Stock Purchase Agreement, the Company's board of directors and the Buyer has agreed to elect Mr. Albert Abdoulline (the "Designee") to the Board of Directors of the Company, effective June 21, 2003. At the same time, Mr. Michael Scheglov, will resign as Officer and Director of the Company. Mr. Taly Keren, Mr. Alexander Karapetian and Mr. Grigoriy Goldenshteyn have agreed to resign as directors of the Company effective June 11, 2003. Mr. Karapetian and Mr. Goldenshteyn also signed Option Termination Agreements dated June 11, 2003 to terminate their options to acquire up to 20,000 shares of the Company's outstanding common stock at a price of USD$0.51 per share with expiry in March 2007.

The  Closing  of the Transaction is expected to occur on or about June 11, 2003.
The Closing will result in a change of control. If the Transaction is not completed, no change in control will occur.

ITEM  5.     OTHER  EVENTS

As of June 10, 2003, the Company will change its executive office address to 551 Fifth Avenue, Suite 601, New York, NY 10017.

ITEM  6.     RESIGNATION  OF  REGISTRANT'S  DIRECTORS

On June 11, 2003, the Company accepted the resignations of Mr. Taly Keren, Mr. Alexander Karapetian and Mr. Grigoriy Goldenshteyn as Officers and Directors, effective immediately.

On June 11, 2003, the Company accepted the resignation of Mr. Michael Scheglov as Officer and Director, effective June 21, 2003.

On June 11, 2003, the Company appointed Albert Abdoulline as a member of the Board of Directors, effective June 21, 2003.

ITEM  7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  No  financial  statements  are  required  to  be  filed  by  this  item.

(b)  Exhibits
     10.1 Share Purchase Agreement between Rolltech, Inc. and Michael Scheglov and Taly Keren

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ROLLTECH, INC.




Date:  June 23, 2003                       /s/ Albert Abdoulline
      -------------------                  -------------------------------
                                           Albert Abdoulline, President